UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 24, 2012, Cadence Pharmaceuticals, Inc. (“Cadence”) initiated a voluntary recall of certain lots of OFIRMEV® (acetaminophen) injection (“OFIRMEV”) due to the presence of unidentified visible particles in a limited number of vials from one lot, which were detected during routine stability testing.

As a precautionary measure, Cadence has decided to voluntarily recall the remaining 41 unexpired lots of OFIRMEV manufactured by Baxter Healthcare Corporation (“Baxter”). The suspension of manufacturing of the product by Baxter remains in effect, pending determination of the root cause of the particulate matter. The recall involves only the specific lot numbers of product listed in a notice being sent to customers, and does not involve any product made by Cadence’s alternate supplier of OFIRMEV. Additionally, no supply shortages are anticipated as a result of this action, as Cadence continues to distribute product from its alternate supplier.

The affected lots, which were manufactured between January and March, 2011, will expire between July and September, 2012. These lots were distributed between July 2011 and January 2012, and the Company believes that less than 10,000 vials from these lots remain on the market at the present time. No adverse events associated with particulate matter have been reported to the Company, nor have any product complaints involving similar particulate matter been received. Cadence has notified the U.S. Food and Drug Administration of this voluntary recall.

In accordance with General Instruction B.2. of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference to Item 7.01 in such filing to this Current Report on Form 8-K.

By filing this information, Cadence makes no admission as to the materiality of any information in this report. The information contained in this report is intended to be considered in the context of Cadence’s filings with the Securities and Exchange Commission and other public announcements that Cadence makes, by press release or otherwise, from time to time. Cadence undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure.

Customers with questions regarding the recall of OFIRMEV should call 1-888-943-5186.

Item 8.01.	Other Events.

On July 24, 2012, Cadence initiated a voluntary recall of certain lots of OFIRMEV® (acetaminophen) injection. The recall was initiated due to the presence of unidentified visible particles in a limited number of vials from one lot, which were detected during routine stability testing.

Forward-Looking Statements

Cadence cautions readers that statements included in this report that are not a description of historical facts are forward-looking statements. For example, forward-looking statements include statements regarding the number of vials of the recalled lots of OFIRMEV that Cadence believes remain on the market at the present time, and the Company’s expectation that no supply shortages will result from the recall. The inclusion of forward-looking statements should not be regarded as a representation by Cadence that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Cadence’s business, including, without limitation, the potential product liability exposure associated with pharmaceutical products such as OFIRMEV; Cadence’s dependence on its contract manufacturers and its ability to ensure an adequate and continued supply of OFIRMEV to meet market demand; Cadence’s ability to fully comply with numerous federal, state and local laws and regulatory requirements that apply to its commercial activities; public concern regarding the safety of drug products such as OFIRMEV, which could result in the implementation by regulatory agencies of new requirements to include unfavorable information in the labeling for OFIRMEV, and other risks detailed in Cadence’s press releases as well as in Cadence’s periodic and other public filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: July 24, 2012